EXHIBIT 5.1


          [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                              March 1, 2000

Board of Directors
North Fork Bancorporation, Inc.
275 Broad Hollow Road
Melville, New York  11747


            Re:  North Fork Bancorporation, Inc.
                 Registration Statement on Form S-8

Gentlemen:

         We have acted as special counsel to North Fork Bancorporation, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, which is being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") relating to the registration and issuance by the Company of an aggregate of up to 1,369,438 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company pursuant to the (i) Reliance Bancorp, Inc. 1994 Incentive Stock Option Plan (the "1994 Plan"), (ii) Amended and Restated Reliance Bancorp, Inc. 1994 Stock Option Plan for Outside Directors (the "1994 Outside Director Plan") and (iii) Reliance Bancorp, Inc. 1996 Incentive Stock Option Plan Amended and Restated as of February 19, 1997 (the "1996 Plan" and together with the 1994 Plan and the 1994 Outside Director Plan, the "Reliance Stock Option Plans"), which have been assumed by the Company pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of August 30, 1999 (the "Merger Agreement"), by and between the Company and Reliance Bancorp, Inc., a Delaware corporation.

         This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement of the Company on Form S-8 filed with the Commission on the date hereof, (ii) the Merger Agreement, (iii) the form of certificates to be used to represent the shares of Common Stock, (iv) the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, as amended to date, (v) resolutions adopted by the Board of Directors of the Company with respect to the Merger Agreement and the issuance of the shares of Common Stock contemplated thereby, and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the law of any other jurisdiction other than the General Corporation Law of Delaware and the laws of the United States of America to the extent specifically referred to herein.

         Based upon and subject to the foregoing, and assuming the due execution and delivery of certificates representing the shares of Common Stock in the form examined by us, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Reliance Stock Option Plans will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                     Very truly yours,

                                     Skadden, Arps, Slate, Meagher & Flom LLP